Exhibit 99(a)(1)(B)

PACIFICARE HEALTH SYSTEMS, LLC

UNITEDHEALTH GROUP INCORPORATED

REVISED NOTICE TO SURRENDER FOR CONVERSION OR PURCHASE

3% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2032

OF

PACIFICARE HEALTH SYSTEMS, INC.

CUSIP Numbers: 695112 AG7 and 695112 AF9

Pursuant to the Revised Combined Conversion Offer

and Fundamental Change Notice

Dated January 27, 2006

PacifiCare Health Systems, LLC (the “Company,” “we,” “us” and “our”), a Delaware limited liability company and a wholly owned subsidiary of UnitedHealth Group Incorporated, a Minnesota corporation (“UnitedHealth Group”), is making two combined alternative offers (each an “Offer” and together the “Offers”) to the holders of the Company’s 3% Convertible Subordinated Debentures due 2032 (the “Debentures”), as set forth under the headings “Conversion Offer” and “Fundamental Change Notice,” in each case upon the terms and conditions set forth in the Revised Combined Conversion Offer and Fundamental Change Notice dated January 27, 2006 (the “Revised Notice”), which supersedes the Fundamental Change Notice dated December 30, 2005 (the “Fundamental Change Notice”) and the Revised Combined Conversion Offer and Fundamental Change Notice dated January 5, 2006 of the Company and UnitedHealth Group. Holders of the Debentures may accept either alternative of the Offers, or neither alternative, but Debentures tendered into either of the Offers will not be tendered for purposes of the other offer.

OFFER FOR CONVERSION AND CONSENT SOLICITATION

The Company is offering (the “Conversion Offer”) to pay holders of Debentures a fee (the “Fee”) in exchange for (i) conversions (the “Conversions”) by such holders of the Debentures on or prior to Tuesday, January 31, 2006 (the “Fundamental Change Purchase Date”) and (ii) consents (the “Consents”) of such holders of Debentures to an amendment to the Indenture that would permit the Company to provide the Trustee with reports of UnitedHealth Group filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in lieu of separate reports relating only to the Company. The Fee payable for each $1,000 principal amount of Debentures tendered by a holder is $66.7617, which represents the sum of (a) the present value of all interest payable on $1,000 principal amount of Debentures from October 18, 2005 to October 18, 2007 plus (b) a pro rata portion of $1 million. In addition to the Fee, upon conversion of their Debentures, holders will receive for each $1,000 principal amount of Debentures converted (i) 52.3809 shares of UnitedHealth Group common stock and (ii) $1,023.8085 in cash (collectively, the “Conversion Amount”). To receive the Fee, holders of Debentures must validly convert their Debentures and provide the corresponding Consents in the manner described below on or before the Fundamental Change Purchase Date. The Conversions and the Consents will not be effective and the Company and UnitedHealth Group will not be obligated to pay the Fee, unless holders of a majority of the outstanding principal amount of Debentures validly execute and deliver Conversions and Consents prior to the Fundamental Change Purchase Date (the “Requisite Consents”) and the other conditions to the Conversion Offer, as set forth in the Revised Notice, are satisfied. The valid conversion of Debentures pursuant to the Conversion Offer in exchange for the Fee will constitute the giving of Consents with respect to such Debentures. Conversions and Consents will not be effective until the Fundamental Change Purchase Date and the satisfaction of the conditions to the Conversion Offer. Holders of Debentures may withdraw and revoke any Conversions and Consent delivered in the Conversion Offer at any time prior to the Fundamental Change Purchase Date.

FUNDAMENTAL CHANGE NOTICE

The Company is also offering an alternative option (the “Put Option”), to purchase each $1,000 principal amount of the Debentures originally issued by PacifiCare Health Systems, Inc., a Delaware corporation (“PacifiCare”) at a purchase price (the “Fundamental Change Purchase Price”) of 100% of the principal amount, together with accrued and unpaid interest to, but excluding the Fundamental Change Purchase Date, subject to the terms and conditions specified in paragraph 7 of the Debentures and as set forth in the Revised Notice relating to the Put Option and the Indenture, dated as of November 22, 2002, between PacifiCare and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company of California, N.A.), as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of December 20, 2005, by and among PacifiCare, UnitedHealth Group, Point and the Trustee, and as further supplemented by the Second Supplemental Indenture, dated as of December 30, 2005, by and among the Company, UnitedHealth Group and the Trustee (as heretofore amended or supplemented, the “Indenture”).

A Fundamental Change with respect to PacifiCare occurred on December 20, 2005 as a result of the consummation of the merger (the “Merger”) of PacifiCare with and into Point. As a result of the Merger, each share of PacifiCare common stock outstanding at the effective time of the Merger was converted into the right to receive 1.1 shares of UnitedHealth Group common stock, par value $0.01 per share, and $21.50 in cash. In connection with the Merger, Point, which was renamed PacifiCare Health Systems, LLC immediately following the consummation of the Merger and now conducts the business of PacifiCare, entered into the First Supplemental Indenture and thereby assumed PacifiCare’s obligations under the Indenture and the Debentures, including the obligation to give the Revised Notice and to purchase the Debentures pursuant to the Put Option. By virtue of the First Supplemental Indenture, the Company is the subject company with respect to the Put Option.

The Company has appointed the Trustee as paying agent (the “Paying Agent”), conversion agent and consent agent in connection with the Debentures. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Revised Notice.

To accept the Conversion Offer or to exercise the Put Option you must validly surrender the Debentures for conversion in the case of acceptance of the Conversion Offer or for purchase in the case of exercise of the Put Option prior to 5:00 p.m., New York City time, on the Fundamental Change Purchase Date (Tuesday, January 31, 2006). Debentures surrendered for conversion or purchase may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Fundamental Change Purchase Date and, unless already accepted by the Company, at any time after 12:00 midnight, New York City time, on Tuesday, February 28, 2006 (the date which is 40 business days after the date of the Fundamental Change Notice). The right of holders to surrender Debentures for conversion or purchase pursuant to the Offers expires at 5:00 p.m., New York City time, on the Fundamental Change Purchase Date.

HOLDERS WHO DESIRE TO CONVERT THEIR DEBENTURES PURSUANT TO THE CONVERSION OFFER AND RECEIVE THE FEE ARE REQUIRED TO CONSENT TO THE PROPOSED AMENDMENT TO THE INDENTURE WITH RESPECT TO SUCH DEBENTURES AND TENDER THEIR DEBENTURES. THE COMPLETION, EXECUTION AND DELIVERY OF THIS REVISED CONVERSION OR PURCHASE NOTICE CONSTITUTES A CONSENT TO THE PROPOSED AMENDMENT WITH RESPECT TO SUCH DEBENTURES. HOLDERS MAY NOT DELIVER CONSENTS WITHOUT TENDERING DEBENTURES.

Please note that based on the closing sale price for UnitedHealth Group common stock on January 25, 2006 of $57.98 per share, the Fundamental Change Purchase Price that the Company is offering to pay you pursuant to the Put Option is substantially less than the value of the cash and UnitedHealth Group common stock that you would receive upon conversion of the Debentures pursuant to the Indenture, although the value of UnitedHealth Group common stock received upon conversion will fluctuate with the market price of such stock. If you exercise the Put Option, you will also forfeit the opportunity to receive the Fee pursuant to the Conversion Offer. The Put Option and our offer to purchase Debentures pursuant thereto as described in the Revised Notice is based solely on the requirements of the Indenture and the Debentures.

The Trustee has informed the Company that, as of the date of the Revised Notice, all custodians and beneficial holders of the Debentures held the Debentures through The Depository Trust Company (“DTC”) accounts and that there were no certificated Debentures in non-global form. Accordingly, (i) all Debentures surrendered for conversion or purchase hereunder must be delivered through the transmittal procedures of DTC and (ii) this Revised Conversion or Purchase Notice can be used only if a surrender of Debentures is being made concurrently by book-entry transfer to the Paying Agent’s account at DTC through DTC’s Automatic Tenders over the Participant Terminal System, subject to the terms and procedures of that system.

The Paying Agent is:

U.S. Bank National Association

By Regular, Registered or Certified	For Information:	By Facsimile:
Mail or Overnight Courier:	(651) 495-3512	(651) 495-8158
U.S. Bank National Association		Attention: Specialized Finance
West Side Flats Operations Center
Attention: Specialized Finance		Confirm Receipt of Facsimile Only:
60 Livingston Ave.		(651) 495-3511
St. Paul, MN 55107

The instructions accompanying this Revised Conversion or Purchase Notice should be read carefully before this Revised Conversion or Purchase Notice is completed.

***

Any beneficial owner whose Debentures are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to surrender or convert such Debentures should contact such registered holder of the Debentures promptly and instruct such registered holder to surrender or convert on behalf of the beneficial owner.

You bear the risk of untimely submission of your Debentures. You must allow sufficient time for completion of the necessary procedures prior to 5:00 p.m., New York City time, on the Fundamental Change Purchase Date.

Ladies and Gentlemen:

This Revised Conversion or Purchase Notice relates to the holders’ rights to surrender the 3% Convertible Subordinated Debentures Due 2032 (the “Debentures”) originally issued by PacifiCare Health Systems, Inc., a Delaware corporation (“PacifiCare”), for conversion or purchase and the obligation of PacifiCare Health Systems, LLC, a Delaware limited liability company (formerly known as Point Acquisition LLC or “Point”) and a wholly owned subsidiary of UnitedHealth Group Incorporated, a Minnesota corporation (“UnitedHealth Group”), to, at the option of each holder, either:

(1)	Convert the Debentures, upon receipt of the Requisite Consents, for consideration equal to the Fee plus the Conversion Amount. The Fee for each $1,000 principal amount of Debentures tendered by such holder is $66.7617, which represents the sum of (a) the present value of all interest payable from October 18, 2005 to October 18, 2007 plus (b) a pro rata portion of $1 million; and the Conversion Amount is equal to (i) 52.3809 shares of UnitedHealth Group common stock and (ii) $1,023.8085 in cash for each $1,000 principal amount of Debentures converted; or

(2)	Purchase the Debentures at the Fundamental Change Purchase Price equal to, for each $1,000 principal amount of the Debentures, 100% of the principal amount, together with accrued and unpaid interest to, but excluding, Tuesday, January 31, 2006, subject to the terms and conditions of the Indenture, dated as of November 22, 2002, between PacifiCare and U.S. Bank National Association (as successor in interest to State Street Bank and Trust Company of California, N.A.), as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of December 20, 2005, by and among PacifiCare, UnitedHealth Group, Point, and the Trustee, and as further supplemented by the Second Supplemental Indenture, dated as of December 30, 2005, by and among the Company, UnitedHealth Group and the Trustee (as heretofore amended or supplemented, the “Indenture”), paragraph 7 of the Debentures and the Revised Combined Conversion Offer and Fundamental Change Notice, dated January 27, 2006 (the “Revised Notice”), which supersedes the Fundamental Change Notice dated December 30, 2005 (the “Fundamental Change Notice”) of the Company and UnitedHealth Group relating to the Put Option and the Revised Combined Conversion Offer and Fundamental Change Notice dated January 5, 2006 of the Company and UnitedHealth Group relating to the Offers.

The Company has appointed the Trustee as paying agent (the “Paying Agent”), conversion agent and consent agent in connection with the Debentures. By execution of this Revised Conversion or Purchase Notice, each signatory hereof (the “undersigned”) represents that the undersigned has received the Revised Notice, which provides the notice to the holders required pursuant to the Indenture. Upon the terms and subject to the conditions set forth herein and the Indenture, and effective upon the acceptance for payment thereof, the undersigned hereby irrevocably sells, assigns and transfers all right and title to the Company in and to the Debentures surrendered hereby.

The undersigned hereby irrevocably constitutes and appoints the Paying Agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the Paying Agent also acts as the Company’s agent) with respect to such Debentures, with full power of substitution and resubstitution (such power-of-attorney being deemed to be an irrevocable power coupled with an interest) to (a) transfer ownership of such Debentures, on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity, to the Company, (b) present such Debentures for transfer on the relevant security register and (c) receive all benefits or otherwise exercise all rights of beneficial ownership of such Debentures (except that the Paying Agent will have no rights to, or control over, funds from the Company, except as agent for the Company, for the Fee, the Conversion Amount and the Fundamental Change Purchase Price of any surrendered Debentures that are converted or purchased by the Company, all in accordance with the terms and conditions of the Revised Notice and the Indenture.

The undersigned hereby represents and warrants that:

(a) the undersigned (i) owns the Debentures surrendered hereby and is entitled to surrender such Debentures and (ii) has full power and authority to surrender, sell, assign and transfer the Debentures surrendered hereby and that when such Debentures are accepted for conversion or purchase and payment by the Company, the Company will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right;

(b) on request, the undersigned will execute and deliver any additional documents that the Paying Agent or the Company deems necessary or desirable to complete the sale, assignment and transfer of the Debentures surrendered for conversion or purchase hereby and accepted for payment; and

(c) the undersigned agrees to all of the terms of the Revised Notice and this Revised Conversion or Purchase Notice.

The undersigned understands that surrender of the Debentures is not made in acceptable form until receipt by the Paying Agent of this Revised Conversion or Purchase Notice, duly completed and signed, together with all accompanying evidence of authority in form satisfactory to the Company in its sole discretion (the Company may delegate power in whole or in part to the Paying Agent). All questions as to form of documents, eligibility, validity (including time of receipt) and acceptance for payment of any surrender of Debentures for conversion or purchase hereunder will be determined by the Company in its sole discretion (the Company may delegate power in whole or in part to the Paying Agent) and such determination shall be final and binding on all parties.

The undersigned agrees and acknowledges that, by the execution and delivery hereof, the undersigned Consents, with respect to the Debentures tendered pursuant to the Conversion Offer, to the proposed amendment of the Indenture. The undersigned agrees that any Consent provided hereby shall remain in full force and effect until such Consent is validly revoked in accordance with the procedures set forth in this Revised Conversion or Purchase Notice. Assuming that the Requisite Consents are received and accepted, the Company intends to execute a Third Supplemental Indenture promptly after the Fundamental Change Purchase Date, providing for the proposed amendment.

Promptly upon expiration of the Conversion Offer and the Put Option, the Company will either (a) accept for payment all Debentures validly surrendered and not validly withdrawn or (b) return such Debentures. The Company will forward to the Paying Agent, prior to 10:00 a.m., New York City time, on February 1, 2006, the appropriate amount of cash required to pay the Fee and convert the Debentures or to pay the Fundamental Change Purchase Price for all Debentures validly surrendered for purchase and not validly withdrawn, as the case may be, and the Paying Agent will promptly thereafter distribute that cash and shares of UnitedHealth Group common stock to DTC, the sole record holder of the Debentures. DTC will thereafter distribute the cash and shares of UnitedHealth Group common stock to its participants in accordance with its procedures.

The undersigned understands that all Debentures validly surrendered for conversion or purchase and not validly withdrawn prior to 5:00 p.m., New York City time, on the Fundamental Change Purchase Date (Tuesday, January 31, 2006) will be converted for the Fee and Conversion Amount as set forth in the Revised Notice or purchased at the Fundamental Change Purchase Price, in cash, upon the terms and conditions specified in the Indenture, paragraph 7 of the Debentures and as set forth in the Revised Notice or converted for the Conversion Consideration as set forth in the Revised Notice. The undersigned understands that acceptance of the Debentures by the Company for payment or conversion will constitute a binding agreement between the undersigned and the Company upon the terms and subject to the conditions of the Indenture, the Revised Notice and this Revised Conversion or Purchase Notice.

The undersigned understands that the undersigned may also withdraw previously surrendered Debentures if the Company has not yet accepted them for payment after 12:00 midnight, New York City time, on Tuesday, February 28, 2006, the expiration of 40 business days from the date of the Fundamental Change Notice. Debentures properly withdrawn may thereafter by re-tendered for conversion or purchase (and Consents thereby re-given) at any time prior to the Fundamental Change Purchase Date by following the tendering procedures described in this Revised Conversion or Purchase Notice. Debentures properly withdrawn from the Put Option may also be surrendered for conversion pursuant to the terms and conditions of Conversion Offer.

All authority conferred or agreed to be conferred in this Revised Conversion or Purchase Notice shall not be affected by and shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Revised Conversion or Purchase Notice shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

Unless otherwise indicated herein under “Special Issuance Instructions,” the undersigned hereby request(s) that any payments to be made in respect of the Debentures tendered hereby be made to DTC for the account of the undersigned. In the event that the “Special Issuance Instructions” box below is completed, the undersigned hereby request(s) that payments to be made in respect of the Debentures tendered hereby be made to DTC for the account of the person(s) therein indicated.

The undersigned understands that the Debentures are currently convertible into the Conversion Amount as described in the Revised Notice and that the Fundamental Change Purchase Price is substantially less than the value which would be received by the undersigned upon conversion of the Debentures in accordance with the terms of the Indenture or in accordance with the Conversion Offer for the Fee plus the Conversion Amount. The undersigned also understands that there are two options available through this Revised Conversion or Purchase Notice and that by completing and returning this Revised Conversion or Purchase Notice, it may surrender any or all of its Debentures for payment of the Fundamental Change Purchase Price pursuant to the Put Option or all of its Debentures for conversion and receipt of the Fee plus the Conversion Amount pursuant to the Conversion Offer. The undersigned understands that if the Debentures are surrendered for conversion, the undersigned is deemed to Consent to the amendment of the Indenture. The undersigned further understands that if the Requisite Consents are not received by the Company by the Fundamental Change Purchase Date, the Conversion Offer will be terminated and all Debentures tendered pursuant thereto will be returned via DTC to the holders without payment or obligation for payment of the Fee or Conversion Amount.

NOTE: SIGNATURES MUST BE PROVIDED

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

ELECTION OF TENDER OFFER CONSIDERATION*

(CHECK ONLY ONE BOX)

☐	Put Option – Fundamental Change Purchase Price equal to, for each $1,000 principal amount of the Debentures, 100% of the principal amount, together with accrued and unpaid interest to, but excluding, January 31, 2006.

☐	Conversion Offer** — Fee plus the Conversion Amount.*** The Fee for each $1,000 principal amount of Debentures tendered by such holder is $66.7617, which represents the sum of (a) the present value of all interest payable on $1,000 principal amount of Debentures from October 18, 2005 to October 18, 2007 plus (b) a pro rata portion of $1 million. The Conversion Amount equals (i) 52.3809 shares of UnitedHealth Group common stock and (ii) $1,023.8085 in cash for each $1,000 principal amount of Debentures converted.

*	To validly elect the Conversion Offer, a holder must complete and execute the form entitled “Conversion Notice” below. The “Conversion Notice” will not be effective until the tendered Debentures are accepted by the Company. If a holder fails to complete the “Conversion Notice,” the surrender of the Debentures for the Conversion Offer will not constitute a valid tender of the Debentures and the holder will not be entitled to receive the Fee and the Conversion Amount.

**	For a valid tender to the Conversion Offer, a holder must tender all of its Debentures and Consent must be given for all Debentures tendered. Accordingly, upon selection of the Conversion Offer and delivery of an executed Revised Conversion or Purchase Notice to the Trustee on or before the Fundamental Change Purchase Date, Consent will automatically be deemed to be given with respect to all Debentures tendered.

***	Please note that the purpose for the Conversion Offer is to retire the debt, simplify UnitedHealth Group’s balance sheet and eliminate the expense associated with the preparation of separate reports for the Company to be delivered to the Trustee as currently required by the Indenture. If the Requisite Consents are not received and accepted by the Company by the Fundamental Change Purchase Date, the Conversion Offer will be terminated and all Debentures tendered pursuant thereto will be returned via DTC to the holders without payment or obligation for payment of the Fee or Conversion Amount.

DESCRIPTION OF DEBENTURES BEING SURRENDERED FOR CONVERSION OR PURCHASE

Name(s) and Address(es) of Registered Holder(s)(1)	Debentures Surrendered for Conversion or Purchase (Attach additional signed list, if necessary)

Principal Amount Represented by Debentures

Total Amount Surrendered for Purchase

(1) Exactly as such participant’s name(s) and address(es) appear(s) on the security position listing of DTC.

METHOD OF DELIVERY

☐	CHECK HERE IF THE DEBENTURES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE PAYING AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Surrendering Institution:

DTC Account Number:

Contact Person:

Address:

Telephone (with international dialing code):

Facsimile (with international dialing code):

Date Surrendered:

Transaction Code Number:

SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 2, 3, 4 and 5)

To be completed ONLY if payments are to be made to DTC for the account of someone other than the person(s) whose signature appear(s) within this Revised Conversion or Purchase Notice.

Make payment to:

(DTC Account Number)

(Account Party)

NOTE: SIGNATURES MUST BE PROVIDED ON THE FOLLOWING PAGE.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

SIGN HERE

(See Instructions 1 and 4)

(Please Complete Substitute Form W-9 enclosed with this Revised Conversion or Purchase Notice)

Must be signed by registered holder(s) exactly as name(s) appear(s) on a security position listing or by person(s) authorized to become registered holder(s) of the Debentures by documents transmitted with this Revised Conversion or Purchase Notice. If the signature is by an attorney-in-fact, executor, administrator, trustee, guardian, partner, officer of a corporation or another party acting in a fiduciary or representative capacity, please set forth the signer’s full title.

(Signature(s) of Holder(s) or Authorized Signatory)

Date:                     , 2006

Name(s):

(Please Print)

Capacity:

Area Code(s) and Telephone Number(s):

Tax Id./S.S. Number(s):

(Federal Employer Number(s) or Social Security Number(s))

Address(es):

(Include Zip Code)

The Guarantee Below Must be Completed.

GUARANTEE OF SIGNATURE(S)

(See Instructions 2 and 4)

Authorized Signature:

Name:

Title:

Name of Eligible Institution:

Address:

Area Code and Telephone Number:

Date:                     , 2006

CONVERSION NOTICE

Effective as of the Fundamental Change Purchase Date, the undersigned holder of Debentures hereby (i) tenders the above designated Debentures in exchange for payment of the Fee and receipt of the Conversion Amount, (ii) Consents to the proposed amendment of Indenture pursuant to the terms of the Conversion Offer described herein and (iii) directs that such payment and shares be delivered to and be registered in the name of the undersigned.

For purposes of the Conversion Offer, the Fee for each $1,000 principal amount tendered by such holder is $66.7617, which represents the sum of (a) the present value of all interest payable on $1,000 principal amount of Debentures from October 18, 2005 to October 18, 2007 plus (b) a pro rata portion of $1 million; and the Conversion Amount is equal to (i) 52.3809 shares of UnitedHealth Group common stock and (ii) $1,023.8085 in cash for each $1,000 principal amount of Debentures converted.

The undersigned further acknowledges that it is aware that if the Requisite Consents are not received and accepted by the Company by the Fundamental Purchase Date, the Conversion Offer will be terminated and all Debentures tendered pursuant thereto will be returned via DTC to the holders without payment or obligation for payment of the Fee or Conversion Amount.

Dated:                                      Signature(s):

(Note: Only execute this Conversion Notice if you are electing the Conversion Offer.)

INSTRUCTIONS

Forming Part of the Terms and Conditions of this Revised Conversion or Purchase Notice

1. Delivery of Revised Conversion or Purchase Notice and Debentures. This Revised Conversion or Purchase Notice can be used only if a surrender of Debentures is being made concurrently by book-entry transfer to the Paying Agent’s account at DTC. Confirmation of the delivery of Debentures by book-entry transfer to the Paying Agent through DTC, together with a properly completed and duly executed Revised Conversion or Purchase Notice or agent’s message and any other required documents, should be delivered to the Paying Agent at the appropriate address set forth on the first page of this Revised Conversion or Purchase Notice and must be received by the Paying Agent prior to 5:00 p.m., New York City time, on the Fundamental Change Purchase Date. The term “agent’s message” means a message, transmitted to DTC and received by the Paying Agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgement that the undersigned agrees to be bound by this Revised Conversion or Purchase Notice and that the Company may enforce this Revised Conversion or Purchase Notice against the undersigned. Delivery of documents to DTC or to the Company does not constitute delivery to the Paying Agent.

The method of delivery of all documents, including this Revised Conversion or Purchase Notice and any other required documents, is at the election and risk of the surrendering holder(s). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

You bear the risk of untimely submission of your Debentures. You must allow sufficient time for completion or the necessary procedures prior to 5:00 p.m., New York City time, on the Fundamental Change Purchase Date.

Each surrendering holder, by execution of this Revised Conversion or Purchase Notice, waives any right to receive any notice of the acceptance of his or her surrender.

2. Consents to Proposed Amendment. Holders who tender Debentures pursuant to the Conversion Offer will be deemed to automatically Consent to the proposed amendment to the Indenture. A holder may not Consent to the amendment of the Indenture without tendering the Debentures thereto.

3. Partial Tenders. In the case of the Conversion Offer, holders must surrender all of their Debentures for conversion in order to receive the Fee. In the case of the Put Option, holders may surrender all of their Debentures, a portion of their Debentures or none of their Debentures. If a holder surrenders only a portion of its Debentures, it must do so in principal amounts equal to $1,000 or integral multiples thereof. The entire principal amount for all Debentures delivered to the DTC will be deemed to have been tendered unless otherwise indicated. If the entire principal amount of all Debentures is not tendered or not accepted for conversion or purchase, the principal amount of Debentures not tendered for conversion or purchase will be returned by credit to the account at DTC designated herein to the tendering holder promptly after the Debentures are accepted for conversion or purchase.

4. Guarantee of Signatures. No signature guarantee is required if either:

(a) this Revised Conversion or Purchase Notice is signed by the registered holder(s) of the Debentures (which term, for purposes of this Revised Conversion or Purchase Notice, includes any participant in DTC whose name appears on a security position listing as the holder of such Debentures) surrendered with the Revised Conversion or Purchase Notice, unless such holder has completed the box entitled “Special Issuance Instructions” above; or

(b) the Debentures surrendered with this Revised Conversion or Purchase Notice are surrendered for the account of an eligible guarantor institution, as defined in Rule 17Ad-15 under the Exchange Act (each, an “Eligible Institution”).

In all other cases, an Eligible Institution must guarantee the signatures on this Revised Conversion or Purchase Notice. See Instruction 6.

5. Inadequate Space. If the space provided in the box captioned “Description of Debentures Being Surrendered for Conversion or Purchase” is inadequate, the principal amount represented by the Debentures and the principal amount surrendered should be listed on a separate signed schedule and attached to this Revised Conversion or Purchase Notice.

6. Signatures on Revised Conversion or Purchase Notice and Endorsements.

(a) If this Revised Conversion or Purchase Notice is signed by the registered holder(s) of the Debentures surrendered for purchase or conversion hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the Debentures without any change whatsoever.

(b) If the Debentures are registered in the names of two or more joint holders, each such holder must sign this Revised Conversion or Purchase Notice.

(c) If any surrendered Debentures are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Revised Conversion or Purchase Notices as there are different registrations of Debentures.

(d) If this Revised Conversion or Purchase Notice is signed by attorneys-in-fact, executors, administrators, trustees, guardians, partners, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Company of their authority so to act.

7. Special Issuance Instructions. Any holder(s) may request that payments for Debentures accepted for purchase or conversion be credited to such account at DTC as such holder(s) may designate in the “Special Issuance Instructions” box above. If no such instructions are given, payment for such Debentures will be made to the account of the undersigned.

8. Irregularities. The Company will determine, in its sole discretion, all questions as to the form of documents, eligibility, validity (including time of receipt) and acceptance for payment of any surrender of Debentures and the Company’s determinations shall be final and binding on all parties. The Company reserves the absolute right to reject any or all surrenders which the Company determines not to be in proper form or the acceptance for payment of or payment for which may, in the opinion of the Company’s counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in the surrender of any particular Debenture. No surrender of Debentures will be deemed to have been properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with surrenders must be cured within such time as the Company shall determine. The Company’s interpretation of the terms of the Revised Conversion or Purchase Notice (including these instructions) will be final and binding on all parties. None of the Company, the Paying Agent or any other person is or will be obligated to give notice of any defects or irregularities in surrenders of Debentures and none of the Company, the Paying Agent or any other person will incur any liability for failure to give such notice.

9. Questions and Requests for Assistance and Additional Copies. Questions and requests for assistance may be directed to the Paying Agent and additional copies of the Revised Notice and this Revised Conversion or Purchase Notice may also be obtained from the Paying Agent.

10. Withdrawal of Tenders and Revocation of Consents. You may withdraw previously surrendered Debentures at any time until 5:00 p.m., New York City time, on the Fundamental Change Purchase Date. You may also withdraw previously surrendered Debentures if the Company has not yet accepted them for payment after 12:00 midnight, New York City time, on Tuesday, February 28, 2006, the expiration of 40 business days from the date of the Fundamental Change Notice.

A valid withdrawal of tendered Debentures pursuant to the Conversion Offer made on or prior to the Fundamental Change Purchase Date will constitute a concurrent valid revocation of such holder’s related Consent. A holder may not validly revoke a Consent unless such holder validly withdraws such holder’s previously tendered

Debentures. Tenders of Debentures may be validly withdrawn if the Offer is terminated without any Debentures being tendered thereunder. In the event of a termination of the Offer, the Debentures tendered pursuant to the Offer will be promptly returned to the tendered holder, the amendment of the Indenture will not become operative and the Consents will be deemed revoked. See Section 6 of the Revised Notice for a more detailed description of withdrawal rights.

11. Transfer Taxes. If payment of the Fundamental Change Conversion or purchase Consideration is to be made to, or if Debentures not surrendered, converted or purchased are to be registered in the name of, any persons other than the registered holder(s), or if surrendered Debentures are registered in the name of any person other than the person(s) signing this Revised Conversion or Purchase Notice, the amount of any transfer taxes (whether imposed on the registered holder(s) or such other person) payable on account of the transfer to such other person will be deducted from the Fundamental Change Purchase Price or Conversion Consideration unless satisfactory evidence of the payment of such taxes or an exemption therefrom is submitted.

12. Taxpayer Identification Number. Each holder surrendering Debentures is required to provide the Paying Agent with such holder’s correct taxpayer identification number (“TIN”), generally such holder’s Social Security or federal employer identification number, and certain other information, on Substitute Form W-9, which is enclosed, or, alternatively, to establish another basis for exemption from backup withholding. In addition, a holder must cross out item (2) in the Certification box on Substitute Form W-9 if the holder is subject to backup withholding. Failure to provide the information on the form may subject the holder to a $50 penalty imposed by the Internal Revenue Service and 28% federal income tax backup withholding on the payments made to the holder or to the payee with respect to Debentures purchased pursuant to the Revised Notice. If the holder (or other payee) has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, such holder should write “Applied For” in Part 1. If the holder writes “Applied For” in Part 1 and the Paying Agent is not provided with a TIN by the time of payment, the Paying Agent will withhold federal income tax on all such payments, if any, until a TIN is provided to the Paying Agent.

Certain holders (including, among others, all corporations and certain foreign persons) are not subject to these backup withholding and reporting requirements. Exempt holders should indicate their exempt status on the Substitute Form W-9, by writing “exempt” on the face of the form and signing and dating the form. A foreign person may qualify as an exempt recipient by submitting to the Paying Agent a properly completed Internal Revenue Service Form W-8BEN, signed under penalties of perjury, attesting to that holder’s exempt status. A Form W-8BEN can be obtained from the Paying Agent. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions.

If backup withholding applies, the Paying Agent is required to withhold 28% of any Fundamental Change Purchase Price or Conversion Consideration payments made to the holder or to the payee. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the Internal Revenue Service. The Paying Agent cannot refund amounts withheld by reason of backup withholding.

Purpose of Substitute Form W-9

To prevent backup withholding on Fundamental Change Purchase Price or Conversion Consideration payments made with respect to Debentures surrendered pursuant to the Revised Notice, the holder should either:

(1) provide the Paying Agent with the holder’s correct TIN (or, if applicable, the TIN of the payee) by completing the enclosed “Substitute Form W-9,” certifying that the TIN provided on Substitute Form W-9 is correct (or that such holder is awaiting a TIN), that the holder is a U.S. person (including a U.S. resident alien), and that:

•	such holder is exempt from backup withholding; or

•	the holder has not been notified by the Internal Revenue Service that the holder is subject to backup withholding as a result of failure to report all interest or dividends; or

•	the Internal Revenue Service has notified the holder that the holder is no longer subject to backup withholding; or

(2) otherwise establish an adequate basis for an exemption from backup withholding.